Exhibit 16.1

[Deloitte & Touche LLP Letterhead]

February 21, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Bioenvision, Inc.’s Form 8-K/A dated February 21, 2006, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP

Parsippany, New Jersey